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                                                                     Exhibit 1.1


                       3,000,000 Shares of Common Stock



                             PENNACO ENERGY, INC.



                            UNDERWRITING AGREEMENT
                            ----------------------



                                 ____________, 1999

BEAR, STEARNS & CO. INC.
A.G. EDWARDS
HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
HANIFEN, IMHOFF INC.
 as Representatives of the several Underwriters
 Named in Schedule I hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

          Pennaco Energy, Inc., a corporation organized and existing under the laws of Nevada (the "Company"), proposes, subject to the terms and conditions
                     -------
stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") and a certain stockholder of the Company named in
             ------------
Schedule II hereto (the "Selling Stockholder") severally proposes, subject to
                         -------------------
the terms and conditions stated herein, to sell to the several Underwriters, an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock,
                                    -----------
par value $.001 per share (the "Common Stock"), of which 2,000,000 shares are to
                                ------------
be issued and sold by the Company and 1,000,000 shares are to be sold by the Selling Stockholder. The Company also proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, and at the option of the Underwriters, up to an additional 450,000 shares (the "Additional Shares") of Common Stock. The
                                   -----------------
Firm Shares and the Additional Shares are referred to herein collectively as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

          1.      Representations and Warranties of the Company.  The Company
                  ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:
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          (a)    The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-1 (Registration No. 333-86547), as amended by Amendment Nos. 1 and 2 thereto, and related preliminary prospectuses, as amended, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the sale of 3,450,000 shares
                              --------------
(including the Additional Shares) of Common Stock, which registration statement, as so amended, has been declared effective by the Commission on the date hereof and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 430A of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), and any post-effective amendments thereto under
 --------------------------
Rule 462(d) through the Closing Date (as defined below) is hereinafter called the "Registration Statement." If the Company has filed or is required pursuant
     ----------------------
to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act Regulations registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, and unless otherwise
          ----------------------------------
specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission (other than acceleration requests under Rule 461 under the Securities Act Regulations and prospectuses filed pursuant to Rule 424(b) of the Securities Act Regulations, each in the form heretofore delivered to the Underwriters). No stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The prospectus relating to the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the "Prospectus," except that, subject to Sections 5(a) and 5(b) below, if any
-----------
revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not
                 --------
such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion related to the Offering included in the Registration Statement or filed by the Company with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." All references
                                      ----------------------
in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").
                       -----

          (b) When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Securities Act Regulations) and at the time any amendment thereof or supplement thereto was first filed with the Commission, such

Preliminary Prospectus and any amendments thereof and supplements thereto complied and comply in all material respects with the applicable provisions of the Securities Act and the Securities Act Regulations and did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, at the time the Registration Statement became effective, at the time any post-effective amendment to the Registration Statement is filed with the Commission, at the time the Prospectus is first filed with the Commission, at the time any supplement or amendment to the Prospectus is filed with the Commission and as of the Closing Date, and Additional Closing Date, if any (as hereinafter respectively defined), complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and as of the Closing Date, and Additional Closing Date, if any, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, and Additional Closing Date, if any, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus or any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement or Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions directly or indirectly involving the Company or any other person required to be described in the Prospectus that have not been described therein as required.

          (c) KPMG LLP, who has certified certain financial statements of the Company and has delivered its report with respect to the Company's audited financial statements included in the Registration Statement, the Prospectus and any Preliminary Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations.

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

          (d)    Ryder Scott & Company ("Ryder Scott"), petroleum engineers from
                                         -----------
whose reserve reports information is set forth in the Registration Statement and the Prospectus, are independent petroleum engineers with respect to the Company. The factual information underlying the estimates of the reserves of the Company which was provided by the Company to Ryder Scott for purposes of preparing the reserve information referenced in the Registration Statement and the Prospectus (the "Reserve Information") including, without limitation, production, volumes,
      -------------------
sales prices for production, contractual pricing provisions under gas sales or marketing contracts, hedging arrangements, incurred costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date such information was furnished to Ryder Scott and as of the date hereof, subject to the continued operation of such properties in the ordinary course from and after the date on which the report is given; the estimates of future capital expenditures and other future exploration and development costs supplied to Ryder Scott were prepared in good faith and with a reasonable basis. The information provided to Ryder Scott for purposes of preparing the Reserve Information was prepared in accordance with customary industry practices. Except as described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in its reserves in the aggregate, or the aggregate present value of estimated future net revenues or the standardized measure of discounted future net cash flows therefrom, as described in the Prospectus and reflected in the Reserve Information. Estimates of the reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Securities Act Regulations and Industry Guide 2 under the Securities Act.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) affairs or management of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (f) The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, (iii) has no subsidiaries and (iv) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing), (ii) and (iv), where the failure to be in good standing or so qualified or to have such necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits, does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the business, prospects, properties, operations, condition (financial or otherwise), affairs or management of the Company or (y) draw into question the validity of this Agreement or the transactions described in the Prospectus under the caption "Use of Proceeds" (any of the events set forth in clauses (x) or (y), being referred to as a "Material Adverse Effect").
                                                     -----------------------

          (g) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company, and is the legal, valid, binding agreement of the Company.

          (h) The execution, delivery, and performance of this Agreement, the issuance, offering and sale of the Shares, and the consummation of the transactions contemplated hereby and in the Prospectus do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, or result in an acceleration of any indebtedness of the Company pursuant to (A) the Amended and Restated Articles of Incorporation or By-Laws of the Company, (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company is a party or by which the Company or its properties or assets are or may be bound,
(C) any statute, rule or regulation applicable to the Company or any of its properties or assets (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of
its properties or assets.   No consent, approval, authorization, order,
registration, filing, qualification, license or permit of or with (i) any court or any governmental agency or authority having jurisdiction over the Company or any of its properties or assets or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder and the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and from the Vancouver Stock Exchange and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (i) All of the outstanding shares of Common Stock, including the Shares being sold by the Selling Stockholder under this Agreement, are duly authorized and validly issued, and are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or similar rights. The Shares being sold by the Company under this Agreement are duly authorized, and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, and fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights other than being subject to the rights of two of the Company's executive officers to obtain stock options pursuant to their employment agreements as described in the Prospectus under the heading "Management - Executive Compensation." As of June 30, 1999, after giving effect to the issuance and sale of the Shares pursuant hereto and the application of the net proceeds from the sale thereof, the Company had the pro forma capitalization as set forth in the Prospectus under the caption "Capitalization." The capital stock of the Company conforms to the description thereof contained in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (j) Except as disclosed in the Prospectus there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company's stock option plans).

          (k) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company is a party or to which the business or property of the Company is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company is or may be subject or to which the business, assets, or property of the Company are or may be subject, that, in the case of clauses (i),
(ii) and (iii) above, is required to be disclosed in the Registration Statement and the Prospectus and which could, individually or in the aggregate, result in a Material Adverse Effect which is not so disclosed.

          (l) The Company has not directly or indirectly (a) taken (other than through the actions, if any, of the Underwriters) any action designed to, or that might reasonably be expected to, cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (b) since the filing of the Preliminary Prospectus
(i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, shares of Common Stock or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (m) The financial statements, together with the related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations, cash flows, and changes in stockholders' equity of the Company as of and at the dates indicated and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply with Regulation S-X of the Securities Act Regulations. The financial data set forth in the Prospectus under the captions "Prospectus SummarySummary Historical Financial and Operating Data," "Selected Historical Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

          (n) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly exercised or waived.

          (o) The Company is not, and upon consummation of the transactions contemplated hereby will not be, (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or be subject to
                                      ----------------------
registration under the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (p) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed
                                                  ------------
for quotation on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.

          (q) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein and the corporate power to effect the use of proceeds from the Offering as described in the Prospectus.

          (r) The Company is not, nor after giving effect to the Offering will be, (i) in violation of its Amended and Restated Articles of Incorporation or By-Laws, (ii) in breach or default (nor does any condition exist that, with notice, the passage of time or both, would constitute a breach or default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any of its assets or properties (whether owned or leased), except that in the case of clauses (i), (ii) and (iii) above as could not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

          (s) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares, prevents or suspends the sale of the Shares in any jurisdiction or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (t) There is (i) no significant unfair labor practice complaint pending against the Company nor, to the best knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company nor, to the best knowledge of the Company, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company nor, to the knowledge of the Company, threatened against it and (iii) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company that, in the case of clauses (i), (ii) or (iii) above, could result, individually or in the aggregate, in a Material Adverse Effect.
To the knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company. The Company has not violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or
(C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"), which in the case of clause (A), (B) or (C) above could
                -----
reasonably be expected to result in a Material Adverse Effect.

          (u) The Company is not in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials ("Environmental
                                                             -------------
Laws") and, except as disclosed in the Prospectus, the Company has received all
----
permits, licenses and other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company (or to the knowledge of the Company any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit which would require remedial action by the Company under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit except for those which have already been remedied, have been assumed by a third party, or which would not result in, or which would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which has already been remedied, has been assumed by a third party, or which would not result, or which would not be reasonably expected to result, individually or in the aggregate, in a Material

Adverse Effect. The terms "hazardous substances" and "solid wastes" shall have the meanings set forth in any currently applicable local, state, and federal laws or regulations with respect to environmental protection.

          (v) The Company has (i) good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by it, free and clear of all security interests, liens, charges, encumbrances, equities, restrictions, claims and other defects, except such as are described in the Prospectus or as would not have a Material Adverse Effect, and (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee. The Company has good and marketable title (i) to its oil and gas properties, including its wells and its leasehold interests therein, and (ii) to its net revenue interests therein in accordance with such leases, free and clear of all security interests, liens, charges, encumbrances, equities, restrictions, claims and other defects, except such as are described in the Prospectus or as would not have a Material Adverse Effect. The working interests in oil and gas leases held by the Company reflect in all material respects the right of the Company to explore or receive production from such underlying leases, and the care taken by the Company with respect to acquiring or otherwise procuring such leases was generally consistent with good practice in the oil and gas industry in the areas in which the Company operates. All material leases to which the Company is a party are valid and binding, and no default by the Company has occurred and is continuing thereunder and, to the knowledge of the Company, no material defaults by the landlord are existing under any such lease that could result in a Material Adverse Effect.

          (w) Except as described in the Prospectus (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company which individually or in the aggregate are material have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties.

          (x) As of the date hereof, the aggregate undiscounted monetary liability of the Company for oil or natural gas taken or received under any operating or other agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company in oil and natural gas or to receive cash or other payments to balance any disproportionate allocation of oil or natural gas could not have a Material Adverse Effect.

          (y) The Company has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by it in the
--------------
manner described in the Prospectus, except as described in the Prospectus or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (ii) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all of the Company's existing Authorizations are valid and in full force and effect, and the Company is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.

          (z) Neither the Company nor, to the knowledge of the Company, any of its officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), which (i) might subject the Company, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

          (aa) All material tax returns required to be filed by the Company in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith through appropriate proceedings diligently pursued and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or the assets or property of the Company. The Company has made adequate (in the opinion of the Company) charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company has not been finally determined.

          (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

          (cc) The Company maintains insurance covering its properties, operations, personnel and businesses with institutions it believes to be financially responsible. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its business. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, either individually or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

          (dd) The Company and any "employee benefit plan" (as defined under ERISA) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA
                                                                        -----
Affiliate" means, with respect to the Company, any member of any group of
---------
organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. The
                                 ----
Company does not have, nor has it ever had, any "employee benefit plan" subject to Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates has incurred or expects to incur any liability under Sections 4975 or 4980B of the Code which, individually or in the aggregate, could be reasonably expected to result in a Material Adverse Effect. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

          (ee) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, (i) the Company has not incurred any liabilities or obligations, direct or contingent, that are or will be material, either individually or in the aggregate, to the Company taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has not been, either individually or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect, (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and
(iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus, or if the Prospectus is not in existence the most recent Preliminary Prospectus.

          (ff) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

          (gg) The Company has implemented Year 2000 compliance programs designed to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that adequate resources have been allocated for this purpose and expects the Company's Year 2000 compliance programs to be completed on a timely basis, except as could not have a Material Adverse Effect.

          (hh) The Company does not have any debt securities or preferred stock which is rated by any "nationally recognized statistical rating organization" as defined for purposes of Rule 436(g) under the Securities Act.

          (ii) The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 15 hereof.

          (jj) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 8(b), 8(c) and 8(d) hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          2.      Representations and Warranties of the Selling Stockholder.
                  ---------------------------------------------------------
The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

          (a) The Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good, valid and marketable title to the Shares to be sold by it pursuant to this Agreement, free and clear of all liens, encumbrances, adverse claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts, options and other defects in title whatsoever, with full power to deliver such Shares hereunder, and, upon the delivery of and payment for such Shares as herein contemplated, each of the Underwriters will receive good, valid and marketable title to the Shares purchased by it from the Selling Stockholder, free and clear of all liens, encumbrances, adverse claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts, options and other defects in title whatsoever created by or relating to the Selling Stockholder.

          (b) The Selling Stockholder has, and will have at the time of delivery of the Shares to be sold by it, full legal right, power, authority and capacity, and, except as required under the Securities Act and state securities and Blue Sky laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (including the approval of the Vancouver Stock Exchange), as are required for the execution, delivery and performance of (i) this Agreement and the consummation of the transactions contemplated hereby and thereby, (ii) the Custody Agreement (as hereinafter defined) and (iii) the related Power of Attorney (as hereinafter defined) of the Selling Stockholder, including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by the Selling Stockholder hereunder.

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder and is the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

          (d) The Custody Agreement of such Selling Stockholder has been duly and validly authorized, executed and delivered by the Selling Stockholder and is the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

          (e) The Power of Attorney of the Selling Stockholder has been duly and validly authorized, executed and delivered by the Selling Stockholder and is the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

          (f) Certificates in negotiable form for the Selling Stockholder's Shares have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement executed and delivered by the Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement")
                                                           -----------------
with Harris Trust and Savings Bank, as custodian (the "Custodian"), and under
                                                       ---------
the Power of Attorney executed and delivered by the Selling Stockholder in the form furnished to you appointing certain individuals as the Seller Stockholder's attorney-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney"),
                                                            -----------------
the shares of Common Stock represented by the certificates so held in custody for the Selling Stockholder are subject to the interests hereunder of the Underwriters and the Company. The arrangements for custody and delivery of such certificates, made by the Selling Stockholder hereunder and under the Custody Agreement and the Power of Attorney are not subject to termination by any acts of the Selling Stockholder, or by operation of law, whether by death or incapacity of any person acting on behalf of the Selling Stockholder or the occurrence of any other event, and if such death, incapacity or any other such event shall occur before the delivery of the Selling Stockholder's Shares hereunder, certificates for such Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement, the Custody Agreement, and the Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity or other event.

          (g) The execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by or on behalf of the Selling Stockholder, the offering and sale of the Firm Shares being sold by the Selling Stockholder hereunder and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Selling Stockholder, or result in an acceleration of any indebtedness of the Selling Stockholder, pursuant to (i) the articles of incorporation or bylaws or comparable organizational documents of the Selling Stockholder, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which it or they or their respective properties or assets are or may be bound, (iii) any statute, rule or regulation applicable to the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (i) any court or any governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets or (ii) any other person is required for (A) the execution, delivery and performance by the Selling Stockholder of this Agreement, the Custody Agreement or the Power of Attorney, (B) the sale and delivery of the Shares to be sold and delivered by the Selling Stockholder hereunder and the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and from the Vancouver Stock Exchange and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (h) The Selling Stockholder has not directly or indirectly (i) taken (other than through the actions, if any, of the Underwriters) any action designed to, or that might reasonably be expected to, cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, shares of Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (i) The Selling Stockholder (i) does not directly or indirectly have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Underwriters pursuant to this Agreement, and (ii) does not directly or indirectly own any warrants, options or similar rights to acquire, and does not directly or indirectly have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company.

          (j) The Selling Stockholder does not directly or indirectly possess any registration rights with respect to any securities of the Company.

          (k) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to the Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l)    If there is any change in the information referred to in
Section 2(k) from the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, the Selling Stockholder will immediately notify you of such change.

          (m) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (n) Selling Stockholder has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 15 hereof.

          (o) Each certificate signed by any officer or other representative of the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

          The Selling Stockholder acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 8(b) and 8(e) hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          3.      Purchase, Sale and Delivery of the Shares.
                  -----------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell 2,000,000 of the Firm Shares to the Underwriters, (ii) the Selling Stockholder agrees, severally and not jointly, to sell 1,000,000 of the Firm Shares to the Underwriters and (iii) the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholder, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in
Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted by Rule 15c6-1 under the

Exchange Act) (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Securities Act Regulations, the third or fourth business day (as permitted by Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be
                                              ------------
made to the Company and the Selling Stockholder by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 450,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in Section 3(a) hereof, for the sole purpose of covering over-allotments, if any, in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice to the Company from Bear, Stearns & Co. Inc. ("Bear Stearns") on behalf of the Underwriters. Such
                           ------------
notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns on behalf of the Underwriters, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date
------------------------    --------  -------
shall not be earlier than the Closing Date or, if thereafter, earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to 3,000,000, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns on behalf of the Underwriters in its sole discretion shall make.

          Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, 10022, or such other location as may be agreed upon between you and the Company, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          4.      Offering.  Upon your authorization of the release of the Firm
                  --------
Shares, the Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus.

          5.      Covenants of the Company.  The Company covenants and agrees
                  ------------------------
with the Underwriters that:

          (a) If the Registration Statement has not yet been declared effective on the date of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and
(vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) or any amendment of or supplement to any Preliminary Prospectus that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which any Preliminary Prospectus as then amended or supplemented or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement any Preliminary Prospectus, the Prospectus or the Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days from the date hereof, the Company will not, and will not permit any of its affiliates, directly or indirectly, to issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a1(h) under the Exchange
Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest therein or announce any intention to do any of the foregoing without the prior written consent of Bear Stearns provided that the Company may, without such consent, (i) grant options or other awards pursuant to the Company's employee stock option plans, (ii) issue Common Stock upon the exercise of outstanding options or warrants to purchase shares of Common Stock or (iii) issue Common Stock as consideration for acquisitions provided that prior to the issuance thereof, the recipient thereof agrees in writing to be bound by the same restrictions applicable to the Company for the remaining balance of such 180 day period. The Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on Schedule III attached hereto not to engage in any of the aforementioned transactions or to announce their intention to do any of the foregoing on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock pursuant to any existing employee benefit plans or upon the exercise, conversion or exchange of any currently outstanding stock options or warrants.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish or make available to you copies of (i) all reports to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h) The Company will apply its net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

          (i) The Company will use its best efforts to cause the Shares to be listed on the American Stock Exchange.

          (j) The Company will report the use of its net proceeds from the Offering to the extent required pursuant to Rule 463 of the Securities Act Regulations.

          (k) If the Company elects to rely upon Rule 462(b) of the Securities Act Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

          (l) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, shall file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act within the time periods set forth in the Exchange Act and the rules and regulations thereunder.

          6.      Covenants of the Selling Stockholder.  The Selling Stockholder
                  ------------------------------------
covenants and agrees with you and the Company that:

          (a) the Selling Stockholder will pay or cause to be paid all transfer taxes payable in connection with the transfer of the Firm Shares to be sold by the Selling Stockholder to the Underwriters.

          (b) the Selling Stockholder will do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares to be sold by the Selling Stockholder pursuant to this Agreement.

          (c) During the period of 180 days from the date hereof, the Selling Stockholder will not, and will not permit any of its affiliates, directly or indirectly, to sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest therein or announce any intention to do any of the foregoing without the prior written consent of Bear Stearns.

          7.      Payment of Expenses.  Whether or not the transactions
                  -------------------
contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder, including those in connection with (a) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (b) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (other than any transfer taxes payable with respect to the Shares being sold by the Selling Stockholder, which shall be borne by the Selling Stockholder), (c) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (d) listing the Shares on the American Stock Exchange, (e) filing fees of the Commission and the National Association of Securities Dealers, Inc., (f) the cost of printing certificates representing the Shares and (g) the cost and charges of any transfer agent or registrar for the Common Stock.

          8.      Conditions of Underwriters' Obligations.  The obligations of
                  ---------------------------------------
the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company or the Selling Stockholder of their obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinion of Andrews & Kurth LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company.

          (ii) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to such counsel's knowledge, threatened against, or involving the properties or business of, the Company, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

          (iii) The execution, delivery, and performance of this Agreement, the issuance, offering and sale of the Shares and the consummation of the transactions contemplated hereby by the Company do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or result in any acceleration of any indebtedness of the Company pursuant to (A) any contract, agreement or other document filed as an exhibit to the Registration Statement or any bond, debenture, note, indenture, mortgage, deed of trust or contract for money borrowed or other agreement identified by the Company which is included on a list attached to such opinion, (B) any statute, rule or regulation applicable to the Company or any of its properties or assets or (C) to the knowledge of such counsel, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or authority having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Securities Act.

          (iv) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and financial statement schedules, if any, included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

          (v) The Registration Statement is effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Securities Act Regulations have been made.

          (vi) The Company is not, and upon consummation of the transactions contemplated hereby including application of the net proceeds of the Offering as described in the Prospectus, will not be, (i) an "investment company" within the meaning of the Investment Company Act, or be subject to registration under the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (vii) Upon the delivery of and payment for the Shares being sold by the Selling Stockholder as herein contemplated, each of the Underwriters who purchase such Shares without notice of any "adverse claim" within the meaning of the New York Uniform Commercial Code will acquire all of the Selling Stockholder's interest in such Shares purchased by it, free and clear of any adverse claims, liens and any restrictions on transfer imposed by the Company.

          (viii) Assuming the due organization and existence of the Selling Stockholder and the due authorization and execution thereof by the Selling Stockholder, the Custody Agreement and the Power of Attorney have been duly delivered by the Selling Stockholder and are valid and binding on the Selling Stockholder.

          (ix) The execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by or on behalf of the Selling Stockholder, the offering and sale of the Firm Shares being sold by the Selling Stockholder hereunder, and the consummation of the transactions contemplated hereby and thereby will not, under federal or New York laws (A) require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with, any court or any governmental agency or authority (except as have been obtained under the Securities Act and such as may be required under the securities or Blue Sky laws of the various states) or (B) violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), pursuant to the terms of any applicable statute, rule or regulation or, to the actual knowledge without independent inquiry of such counsel, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets.

          (x) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, representatives of the independent petroleum engineers for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, other financial data and reserve information included therein).

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (c) At the Closing Date you shall have received the opinion of Kummer Kaempfer Bonner & Renshaw, special Nevada counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Nevada. The Company has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

          (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (iv) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or authority of the State of Nevada having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (as to which such counsel need express no opinion) (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (B) such as may be required under the Securities Act.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (d) At the Closing Date you shall have received the opinion of Forth & Company, counsel for the Selling Stockholder, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) The Selling Stockholder has been duly organized and is validly existing as a corporation in good standing under the laws of British Columbia, Canada.

          (ii) This Agreement, the Custody Agreement and the Power of Attorney have been duly and validly authorized, executed and delivered by the Selling Stockholder and are valid and binding on the Selling Stockholder.

          (iii) The execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by or on behalf of the Selling Stockholder, the offering and sale of the Firm Shares being sold by the Selling Stockholder hereunder, and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with, any court or any governmental agency or authority (except as have been obtained from the Vancouver Stock Exchange and such as may be required under the Securities Act and such as may be required under the securities or Blue Sky laws of the various states), (B) violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Selling Stockholder, or result in the acceleration of any indebtedness of the Selling Stockholder, pursuant to the terms of (1) the articles of incorporation, bylaws or comparable organizational documents of the Selling Stockholder, (2) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement known to such counsel to which the Selling Stockholder or any of its subsidiaries is a party or by which the Selling Stockholder or any of its subsidiaries or its or their properties or assets are or may be bound, (3) any statute, rule or regulation applicable to the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets or (4) to the best knowledge of such counsel, any judgment order or decree of any court or governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (i) any court or any governmental agency or authority having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of its or their properties or assets or (ii) any other person is required for (A) the execution, delivery and performance by the Selling Stockholder of this Agreement, the Custody Agreement or the Power of Attorney, (B) the sale and delivery of the Shares to be sold and delivered by the Selling Stockholder hereunder and the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (iv) The Selling Stockholder has, and will have at the time of delivery of the Shares to be sold by it, full legal right, power, authority and capacity, and, except as required under the Securities Act and state securities and Blue Sky laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (including the approval of the Vancouver Stock Exchange), as are required for the execution, delivery and performance of (A) this Agreement and the consummation of the transactions contemplated hereby, (B) the Custody Agreement and (C) the Power of Attorney including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by the Selling Stockholder hereunder.

          (v) The Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good, valid and marketable title to the Shares to be sold by it pursuant to this Agreement, free and clear of all liens, encumbrances, equities, adverse claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts, options and other defects in title whatsoever, with full power to deliver such Shares hereunder.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) At the Closing Date you shall have received a certificate of the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), affairs or management of the Company, except in each case as described in or contemplated by the Prospectus.

          (g) At the Closing Date you shall have received a certificate of the Selling Stockholder, dated the Closing Date to the effect that the Selling Stockholder has examined the Registration Statement, the Preliminary Prospectus, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (h) At the time this Agreement is executed and at the Closing Date, you shall have received from KPMG LLP, independent certified public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters and in form and substance satisfactory to you and Underwriters' Counsel with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and Prospectus.

          (i) You shall have received from each person who is a director or officer of the Company and such stockholders as have been heretofore designated by you and listed on Schedule III hereto a 180 day lock-up agreement to the same effect as the agreement of the Selling Stockholder contained in Section 6(c) hereof, in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

          (j) At the Closing Date, all of the Shares (including the Additional Shares) shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance.

          (k) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Ryder Scott Company, independent petroleum engineers, in form and substance satisfactory to you and Underwriters' Counsel, with respect to the estimated quantities of the Company's reserves, the future net revenues from those reserves and their present value as set forth in the Registration Statement and such related matters as you shall reasonably request.

          (l) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          9.     Indemnification.
                 ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any
                --------  -------
such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information referred to in Section 9(c) furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, or by or on behalf of the Selling Stockholder expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (i) to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, including in each case any amendment thereof or supplement thereto and (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon a breach by the Selling Stockholder of the representations and warranties contained in Section 2(a) hereof.

          (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, the Selling Stockholder and each other person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided,
                                                                 --------
however, that in no case shall any Underwriter be liable or responsible for any
-------
amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company and the Selling Stockholder acknowledge that the statements set forth in the fourth, seventh, ninth and tenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (d)    Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided that the indemnifying party shall only be responsible for the fees and expenses of one counsel (in addition to any local counsel) for the indemnified party or parties hereunder. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.
         --------  -------
No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

          10.      Contribution.  In order to provide for contribution in
                   ------------
circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 10 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company and the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholder, subject in each case to clauses (i) and (ii) of this
Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.
--------  -------

          11.    Default by an Underwriter.
                 -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Sections 7, 9 and 10 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholder for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          12.    Survival of Representations and Agreements.  All
                 ------------------------------------------
representations and warranties, covenants and agreements of the Underwriters, the Company, and the Selling Stockholder contained in this Agreement, including representations of the Company in Section 1, the representations of the Selling Stockholders in Section 2, the agreements contained in Section 7, the indemnity agreements contained in Section 9, the contribution agreements contained in
Section 10 and the agreements contained in Section 15, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, or by or on behalf of the Selling Stockholder, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 7, 9, 10, 13(d) and 15 hereof shall survive the termination of this Agreement, including termination pursuant to Sections 11 or 13 hereof.

          13.    Effective Date of Agreement; Termination.
                 ----------------------------------------

          (a)    This Agreement shall become effective upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 1, 7, 9, 10 and 15 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general, or (ii) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction, or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective, or (iv)(A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(A) and (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 13(a) hereof or (ii) Section 11(b) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company or the Selling Stockholder, as applicable, will, subject to demand by you, reimburse the

Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          14.    Notices.  All communications hereunder, except as may be
                 -------
otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167, Attention: Lachlan Hughson, with a copy to: Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022, Attention: Robert A. Zuccaro; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 1050 17th Street, Suite 700, Denver, Co 80265, Attention: Chief Financial Officer, with a copy to Andrews & Kurth, L.L.P., 600 Travis, Suite 4200, Houston, TX, 77002, Attention: David P. Oelman; if sent to the Selling Stockholder, shall be mailed, delivered or telegraphed and confirmed in writing to the Selling Stockholder, RIS Resources International Corp., 609 West Hastings Street, 11th Floor, Vancouver, British Columbia V6B 4W4 Canada, Attention: John Hislop, with a copy to Forth & Company, Suite 1600, 777 Dunsmuir Street, P.O. Box 10425, Pacific Centre, Vancouver, British Columbia V7Y 1K4 Canada, Attention: Clive Forth.

          15.    Consent to Jurisdiction; Waiver of Immunities; Appointment of
                 -------------------------------------------------------------
Agent for Service.
-----------------

          (a)    Each of the Company and the Selling Stockholder severally:

          (i) irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the State of New York, County of New York and any appellate court from any thereof in any action, suit or proceeding arising out of or relating to this Agreement or any other document delivered in connection herewith and irrevocably waives any immunity from such action or proceeding it may otherwise enjoy in the aforementioned courts;

          (ii) irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such federal court;

          (iii) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding; and

          (iv) irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its designee, appointee and authorized agent to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement or any other document delivered in connection herewith and that such service may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action; and each further agrees that to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process), shall be deemed in every respect effective service of process upon it in any such action, suit or proceeding.

          (b) Nothing in this Section 5 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or the Selling Stockholder or their respective properties in the courts of other jurisdictions.

          (c) The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

          16.    Parties.  This Agreement shall inure solely to the benefit of,
                 -------
and shall be binding upon, the Underwriters, the Company, and the Selling Stockholder and the controlling persons, directors, officers and others referred to in Sections 9 and 10, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          17.    Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state without regard to principles of conflicts of law.

          18.    Counterparts.  This Agreement may be executed and delivered
                 ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,

                              PENNACO ENERGY, INC.

                              By:
                                  -----------------------------------
                                  Name:
                                  Title:


                              RIS RESOURCES INTERNATIONAL CORP.

                              By:
                                  -----------------------------------
                                  Name:

                                  As Attorney-in-Fact acting on behalf of the Selling Stockholder named in Schedule II to this Agreement



Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
A.G. EDWARDS & SONS, INC.
HOWARD, WEIL, LABOUISSE,
 FRIEDRICHS INCORPORATED
HANIFEN, IMHOFF INC.
  as Representatives of the several
  Underwriters on behalf of themselves
  and the other Underwriters named in
  Schedule I hereto.


By:  Bear, Stearns & Co. Inc.


By:
    -----------------------------------
    Name:
    Title:

                                  SCHEDULE I



                                              Total Number of Firm
Name of Underwriter                           Shares to be Purchased
-------------------                           ----------------------

Bear, Stearns & Co. Inc
A.G. Edwards & Sons, Inc.
Howard, Weil, Labouisse, Friedrichs Incorporated
Hanifen, Imhoff Inc.
Ladenburg, Thalmann & Co., Inc.
Morgan Keegan & Company, Inc.
[Petrie Parkman & Co., Inc.]
Sanders Morris Mundy Inc.


                             Total
                                                            ==============

                                                                 3,000,000

                                  SCHEDULE II

                       RIS Resources International Corp.

                            SCHEDULE III


                            Jeffrey L. Taylor

                            Paul M. Rady

                            Glen C. Warren, Jr.

                            Gregory V. Gibson

                            Terrell A. Dobkins

                            Brian A. Kuhn

                            David W. Lanza

                                       38